SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                 Date of Event Requiring Report: April 15, 2002


                         UNIVERSAL MEDIA HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


                   Delaware         000-28459                 22-3360133
      (State of Incorporation)    (Commission File Number)   (IRS Employer
                                                            Identification #)



                  44 Delafield, New Brunswick, New Jersey 08901
                  --------------------------------------------
                    (Address of Principal Executive Offices)

                                 (403) 678-9763
                    ----------------------------------------
              (Registrant's telephone number, including area code)

ITEM  1.  CHANGES  IN  CONTROL  OF  REGISTRANT

     On April 12, 2002, the Board of Directors appointed Douglas Thiessen and David Berkowitz as Directors of the Company. Mr. Thiessen was appointed as Chairman of the Board of Directors. In addition, Mr. Thiessen was appointed President and Mr. Berkowitz was appointed Secretary of the Registrant. Mr. George Riggs has been appointed Chief Financial Officer of the Registrant.

     On April 22, 2002, the Board of Directors authorized the issuance of additional shares of common stock as follows:

     Douglas  Thiessen     19,000,000
     David  Berkowitz      19,000,000
     George  Riggs          4,000,000

     Management of the Registrant now owns 90.09% of the issued and outstanding shares of the common stock of the Registrant. The new management has assumed control from the previous Directors and other control persons previously identified in the Registrant's filing. New Management was sought and brought into the Registrant to enable the Registrant to seek new opportunities for a merger partner and to allow for new operating funds to be sought.

Mr. Thiessen has a background as an entrepreneur and manager in the transportation, retail and financial service industries. Since 1998 he has been working as a corporate finance and management consultant. Previous to that he was founder and President of Green Limousine, Inc. in San Diego, CA. He attended the University of Winnipeg.

Mr. Berkowitz has been working as a corporate finance and management consultant since 1999. He has a background in financial services and computer programming. Mr. Berkowitz graduated with a diploma in Business Administration from Rockland Community College.

Mr. Riggs is a CPA in the states of Connecticut and Vermont. He was the founder and Managing partner of Riggs & Associates, LLP prior to its merger with Centerprise Advisors, a newly formed national financial advisory firm. Mr. Riggs has over twenty-five years experience in public accounting, including 13 years as an audit partner at Deloitte & Touche, LLP. He received a B.S. in Business Administration from the University of Hartford and an M.B.A. from the University of Connecticut.

ITEM  5.     OTHER  EVENTS

     On April 12, 2002, the Registrant completed a reverse split of thirty (30) old shares of common stock for each one (1) share of new common stock. The shares issued to the new management are new shares of common stock


     The Company has relocated its offices to 44 Delafield, New Brunswick, New Jersey 08901, the office where Mr. Berkowitz operates from. The phone number is
(403) 678-9763. The company occupies limited space at this location, and sublets for minimal rent. The space is sufficient for the time being. The Registrant is currently in preliminary discussions about several different acquisitions. If any of these discussions result is a formal merger or other business combinations, then the Registrant may be required to seek other officer space.


ITEM  6.     RESIGNATIONS  of  REGISTRANT'S  DIRECTORS

Effective April 15, 2002, Mr. Roamiro Pericone and Lance Lang submitted their resignations from the Board of Directors. These resignations were accepted by the Chairman of the Board at that time. There is no disagreement between the Registrant and either former director as to any matter relating to the registrant's operations, policies or practices.



EXHIBITS

Not  applicable


     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                By:  /s/  Douglas  Thiessen
                                ---------------------------------
                                Douglas  Thiessen
                                President



Date:     April  23,  2002